Exhibit 99.2

For more information contact:
Stephen S. Romaine, President & CEO
Francis M. Fetsko, CFO
Tompkins Financial Corporation 607.273.3210

For Immediate Release

Wednesday, July 21, 2010

Tompkins Financial Corporation
Declares Cash Dividend

ITHACA, NY - Tompkins Financial Corporation (TMP – NYSE Amex)

Tompkins Financial Corporation announced today that its Board of Directors approved payment of a regular quarterly cash dividend of $0.34 per share, payable on August 16, 2010, to common shareholders of record on August 6, 2010.

Tompkins Financial Corporation is a financial holding company, headquartered in Ithaca, NY. The Company is the parent for Tompkins Trust Company, The Bank of Castile, Mahopac National Bank, Tompkins Insurance Agencies, Inc., and AM&M Financial Services, Inc.